EXHIBIT 10.1

AMENDMENT NO. 1 TO THE LETTER OF INTENT

Amendment No. 1 (the “Amendment No. 1”), dated as of September 15, 2008, to the Letter of Intent, dated as of July 23, 2008, entered into by and among Denali Concrete Management Inc., a Nevada corporation (“Denali”), and ZZPartners, Inc., a Nevada corporation (“ZZP”).

WITNESSETH:

WHEREAS, DENALI, and ZZP entered into the Letter of Intent as of July 23, 2008; and

WHEREAS, DENALI and ZZP desire to amend the Letter of Intent for the reasons and in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

1.	The section of the Letter of Intent titled “STRUCTURE” is hereby amended by deleting the date August 31, 2008, in the second line thereof and inserting the date October 15, 2008.

2.
ZZP will pay an additional $25,000 non-refundable deposit for the extension which will be applied to the $130,000 due at closing. This deposit will follow the same parameters as the initial $50,000 deposit regarding refundable status.  Therefore, the new amount due at closing will be $105,000.

3.
Except as explicitly amended by this Amendment No. 1, all of the terms and conditions of the Letter of Intent shall remain in full force and effect and the Letter of Intent, as hereby amended, is ratified and affirmed.

4.
This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 1 to be duly executed as of the date first above written.

DENALI CONCRETE MANAGEMENT, INC.

By: ____________________
Name:
Title:

ZZPartners, INC.

By: ____________________
Name:
Title: